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                                                                   EXHIBIT 99.01

   As filed with the Securities and Exchange Commission on November 13, 1995

PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE SPECIAL MEETING OF STOCKHOLDERS, DECEMBER 20, 1995

                            UNION ELECTRIC COMPANY

  The undersigned hereby appoints Charles W. Mueller and James C. Thompson as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote all the shares of the common stock, par value $5.00 per share, and the preferred stock, without par value, of Union Electric Company which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri 63105, on December 20, 1995 at 9:00 a.m., and at any adjournment or postponement thereof, (1) as specified below on the matter listed and more fully described in the Notice of Special Meeting and Proxy Statement of said meeting, receipt of which is acknowledged, and (2) in their discretion on such other matters incidental to the conduct of the Special Meeting as may properly come before the Special Meeting or any adjournment or postponement thereof.

  The shares represented by this Proxy will be voted as directed by the undersigned stockholder. If no direction is given, shares will be voted FOR the proposal described on the reverse side of this card. Specific choices may be made on the reverse side of this Proxy.

 PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED
                           BUSINESS REPLY ENVELOPE.

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)
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THIS PROXY WILL BE VOTED FOR THE PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY
ARE INDICATED. PLEASE NOTE THAT ABSTAINING FROM THE VOTE ON THE PROPOSAL WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE FOLLOWING
                                   PROPOSAL:

1. Approval of an Agreement and Plan of Merger, dated as of August 11, 1995, by and among Union Electric Company, a Missouri corporation ("Union Elec-tric"), CIPSCO Incorporated, an Illinois corporation ("CIPSCO"), Ameren Corporation ("Holdings"), a Missouri corporation which is 50% owned by each of Union Electric and CIPSCO, and Arch Merger Inc., a Missouri corporation and a wholly owned subsidiary of Holdings ("Merger Sub"), pursuant to which, among other things, Merger Sub will be merged with and into Union Electric and CIPSCO will be merged with and into Holdings, with the effect that Holdings will become the holding company for Union Electric and the operating subsidiaries of CIPSCO.

                            For    Against  Abstain
                            [_]      [_]      [_]

                               I plan to attend
                                  the meeting
                                     [_]

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof.

PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

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         Signature(s)               Date

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"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"